UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2023

MarketAxess Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hudson Yards

New York, New York 10001

(Address of principal executive offices, including zip code)

(212) 813-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.003 per share	MKTX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Chair and Transition of Chief Executive Officer Role

On January 9, 2023, MarketAxess Holdings Inc. (the “Company”) announced via press release that, effective April 3, 2023 (the “Effective Date”), Mr. Richard M. McVey, currently Chairman of the Board of Directors (“Board”) and Chief Executive Officer of the Company will become Executive Chairman of the Board and Mr. Christopher R. Concannon, currently President and Chief Operating Officer, will be promoted to Chief Executive Officer of the Company. The Board elected Messrs. Concannon and McVey to such roles on January 3, 2023, subject to the Chair of the Compensation and Talent Committee (the “Committee”) of the Board’s approval of the terms of Messrs. Concannon’s and McVey’s employment agreements, which occurred on January 6, 2023. Mr. Concannon will also continue to serve as a director on the Company’s Board and the Company intends to have continued independent Board leadership in the form of a Lead Independent Director.

Mr. Concannon, age 55, has been the President and Chief Operating Officer and a director of the Company since January 2019. He previously served as President and Chief Operating Officer of Cboe Global Markets, Inc., one of the world’s largest exchange holding companies, a position he was appointed to upon Cboe’s acquisition of Bats Global Markets, Inc. in 2017. Until Bats’ acquisition by Cboe, Mr. Concannon served as Chief Executive Officer from March 2015. Mr. Concannon has more than 20 years of experience as an executive at Nasdaq, Virtu Financial, Instinet and as an attorney at Morgan, Lewis & Bockius, LLP and the SEC. Mr. Concannon has received a B.A. from Catholic University, an M.B.A. from St. John’s University, and a J.D. from Catholic University’s Columbus School of Law.

There were no arrangements or understandings pursuant to which Mr. Concannon was selected as Chief Executive Officer of the Company. Mr. Concannon does not have a family relationship with any director or executive officer of the Company. There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant, in which the amount involved exceeds $120,000 and in which Mr. Concannon had, or will have, a direct or indirect material interest.

On January 6, 2023, the Company entered into new employment letter agreements with each of Mr. McVey and Mr. Concannon, each of which will be effective as of the Effective Date. Capitalized terms used but not defined below have the meanings set forth in the relevant employment agreements described below.

Employment Agreement with Mr. Concannon

Mr. Concannon’s new employment agreement (the “Concannon Agreement”) provides that Mr. Concannon will be employed by the Company as its Chief Executive Officer for an initial five-year term, with successive one-year automatic renewals unless either party elects not to extend the term at least 90 days prior to the last day of the term. Under the Concannon Agreement, Mr. Concannon’s minimum annual base salary is $650,000 per year and he is eligible to receive an annual cash bonus and annual equity awards. The terms and conditions of any annual cash bonus or equity award will be determined by the Committee in its sole discretion, and the awards will be granted under the Company’s annual performance incentive plan or equity plan, as applicable, each as in effect at the time of the award. The annual cash incentive for the 2023 calendar year, and any annual equity award made in 2024 based on the 2023 performance year, will be calculated on a pro-rata basis taking into account the award percentages that correspond to Mr. Concannon’s positions before and after the Effective Date.

The Concannon Agreement provides that Mr. Concannon’s employment may be terminated by him or by the Company at any time. In the event of a termination of Mr. Concannon’s employment (i) due to his death or by the Company as a result of his having a Disability within the Change of Control Protection Period; or (ii) whether during or outside a Change in Control Protection Period (x) by the Company other than for a Cause Event; or (y) by Mr. Concannon as a result of his resignation for Good Reason, then, subject to his execution of a waiver and general release, Mr. Concannon will be entitled to:

•	receive his base salary for 24 months after termination;

•	be paid an amount equal to two times his Average Bonus, to be paid in 24 monthly installments;

•	be paid any accrued and earned but unpaid annual bonus for the year prior to the year of termination; and

•	payment of the cost of continuation health coverage under COBRA for Mr. Concannon, his spouse and his dependents for up to 18 months following termination.

In the event that Mr. Concannon’s employment is terminated (i) due to the Company providing a notice of non-extension of the term or (ii) outside of a Change in Control Protection Period due to his death or Disability, then, subject to his execution of a waiver and general release, Mr. Concannon will be entitled to:

•	continue to receive his base salary for 12 months after termination;

•	be paid an amount equal to his Average Bonus, paid in 12 monthly installments;

•	be paid any accrued and earned but unpaid annual bonus for the year prior to the year of termination; and

•	payment of the cost of continuation health coverage under COBRA for Mr. Concannon, his spouse and his dependents for up to 12 months following termination.

The Concannon Agreement further provides that any compensation received by Mr. Concannon will be subject to any compensation recapture policies adopted by the Company that are generally applicable to the Company’s executive officers.

Mr. Concannon will continue to be subject to the terms of the Proprietary Information and Non-Competition Agreement previously entered into with the Company and he entered into an Indemnification Agreement with the Company on January 6, 2023, which is materially consistent with the form of indemnification agreement previously filed by the Company.

Equity Awards

In connection with the entry into the Concannon Agreement, Mr. Concannon will be entitled to receive on the Effective Date the following equity awards under the Company’s 2020 Equity Incentive Plan (the “Incentive Plan”): (i) restricted stock units with a target grant date fair value of $1.05 million (as determined by the Committee by dividing award value by the average closing price of Company stock on the ten trading days leading up to and including the grant date, rounded to the nearest whole number), which award will be granted pursuant to, and will be subject to the terms and conditions of, the Form of Restricted Stock Unit Agreement for Mr. Concannon filed as Exhibit 10.3 hereto; and (ii) performance stock units with a target grant date fair value of $2.45 million (as determined by the Committee based on the Monte Carlo method), which award will be granted pursuant to, and will be subject to the terms and conditions of, the Form of Performance Stock Unit Agreement for Mr. Concannon filed as Exhibit 10.4 hereto.

Employment Agreement with Mr. McVey

Mr. McVey’s new employment agreement (the “McVey Agreement”) provides that Mr. McVey will be employed by the Company as its Executive Chairman for a term expiring on the date of the Company’s 2025 annual meeting of stockholders. The term may be extended by mutual written agreement of the parties at any time. The expected duties of Mr. McVey as Executive Chairman are set forth in the McVey Agreement and include transitioning his prior responsibilities to the new Chief Executive Officer and managing the transition of relationships with key clients and stakeholders. It is expected that Mr. McVey will spend approximately 66% on average of his business time during the term on the performance of duties as Executive Chairman.

Mr. McVey’s minimum annual base salary is $650,000 per year and he is eligible to receive an annual cash bonus and annual equity awards. The terms and conditions of any annual cash bonus and equity award will be determined by the Committee in its sole discretion. The annual cash incentive for the 2023 calendar year, and any annual equity award made in 2024 based on the 2023 performance year, will be calculated on a pro-rata basis taking into account the award percentages that correspond to Mr. McVey’s positions before and after the Effective Date.

The McVey Agreement provides that Mr. McVey’s employment may be terminated by him or by the Company at any time. In the event of a termination of Mr. McVey’s employment outside the Change in Control Protection Period other than (i) due to his death, (ii) by Mr. McVey voluntarily (other than as a result of his resignation for Good Reason); or (iii) by the Company as a result of his having a Disability or for a Cause Event, then, subject to his execution of a waiver and general release, Mr. McVey will be entitled to:

•	continue to receive his base salary for 24 months after termination;

•	be paid an amount equal to two times his Average Bonus, to be paid in 24 monthly installments;

•	be paid any accrued and earned but unpaid annual bonus for the year prior to the year of termination; and

•	payment of the cost of continuation health coverage under COBRA for Mr. McVey, his spouse and his eligible dependents for up to 18 months following termination.

If Mr. McVey’s employment is terminated within a Change in Control Protection Period due to his resignation for Good Reason or other than (i) by him voluntarily (other than as a result of a resignation for Good Reason) or (ii) by the Company as a result of a Cause Event, then, subject to his execution of a waiver and general release, Mr. McVey will be entitled to:

•	continue to receive his base salary for 24 months after termination;

•	be paid an amount equal to two times his Average Bonus, to be paid in 24 monthly installments;

•	be paid any accrued and earned but unpaid annual bonus for the year prior to the year of termination; and

•	payment of the cost of continuation health coverage under COBRA for Mr. McVey, his spouse and his eligible dependents for up to 24 months following termination.

In the event that Mr. McVey’s employment is terminated outside of a Change in Control Protection Period due to his death or by the Company as a result of his having a Disability, then, subject to his execution of a waiver and general release Mr. McVey will be entitled to:

•	continue to receive his base salary for 12 months after termination;

•	be paid an amount equal to his Average Bonus, to be paid in 12 monthly installments;

•	be paid any accrued and earned but unpaid annual bonus for the year prior to the year of termination; and

•	payment of the cost of continuation health coverage under COBRA for Mr. McVey, his spouse and his eligible dependents for up to 12 months following termination.

The McVey Agreement further provides that any compensation whether in the form of cash, Company common stock or other forms of property received by Mr. McVey will be subject to any compensation recapture policies adopted by the Company.

Mr. McVey will continue to be subject to the terms of the Proprietary Information and Non-Competition Agreement and the Indemnification Agreement previously entered into with the Company.

The foregoing descriptions do not purport to be complete statements of the parties’ rights and obligations under the Concannon Agreement, the McVey Agreement, the Form of Restricted Stock Unit Agreement for Mr. Concannon or the Form of Performance Stock Unit Agreement for Mr. Concannon. The above descriptions are qualified in their entirety by reference to the full texts thereof, which are filed as Exhibit 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure

On January 9, 2023, the Company issued a press release announcing that Mr. McVey, Chairman of the Board and Chief Executive Officer of the Company will transition to the role of Executive Chairman of the Board, while Mr. Concannon, the Company’s current President and Chief Operating Officer, will be promoted to Chief Executive Officer of the Company, effective as of April 3, 2023. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information included in this Current Report on Form 8-K (including Exhibit 99.1 hereto) that is furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, and shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

10.1	Employment Letter Agreement dated as of January 6, 2023, by and between Christopher R. Concannon and MarketAxess Holdings Inc.

10.2	Employment Letter Agreement dated as of January 6, 2023, by and between Richard M. McVey and MarketAxess Holdings Inc.

10.3	Form of Restricted Stock Unit Award Agreement for Christopher R. Concannon pursuant to the MarketAxess Holdings Inc. 2020 Equity Incentive Plan.

10.4	Form of Performance Stock Unit Agreement for Christopher R. Concannon pursuant to the MarketAxess Holdings Inc. 2020 Equity Incentive Plan.

99.1	Press Release issued by MarketAxess Holdings Inc. on January 9, 2023.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

Date: January 9, 2023	By:	/s/ Scott Pintoff
	Name:	Scott Pintoff
	Title:	General Counsel & Corporate Secretary